____________SHARES(1)

                       BOWLIN OUTDOOR ADVERTISING & TRAVEL
                              CENTERS INCORPORATED

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


                                                                  __________1996


HD BROUS & CO., INC.
As Representative of the
   Several Underwriters
1700 North Central Avenue, Suite 1250
Phoenix, Arizona  85004

Ladies and Gentlemen:

                  Bowlin Outdoor Advertising & Travel Centers Incorporated, a Nevada corporation (the "Company"), proposes, subject to the terms and conditions of this Underwriting Agreement (this "Agreement"), to sell to you (the "Representative") and the other underwriters listed on Schedule A hereto (the "Underwriters"), for whom you are acting as Representative, an aggregate of _______________ shares (the "Firm Shares") of the Company's Common Stock, $.001 par value per share (the "Common Stock"), in the respective amounts set forth opposite the Underwriters' names in Schedule A hereto. The Company also proposes to grant to the Underwriters (or, at your option, to you individually and not in your capacity as Representative) an option (the "Overallotment Option") to purchase up to an aggregate of ____________ additional shares of Common Stock of the Company (the "Option Shares") on the terms and conditions set forth below. The Firm Shares and the Option Shares are herein collectively called the
"Stock". Unless the context otherwise requires, references herein to the "Company" include Bowlin Outdoor Advertising & Travel Centers Incorporated together with its subsidiaries described in the Prospectus (hereinafter defined).

                  The Company further agrees to sell to you, individually and not in your capacity as Representative, a five-year option to purchase (the "Purchase Option"), at a purchase price per share equal to 120% of the initial public offering price of the Firm Shares, an aggregate of eight

________________________

         (1)Plus an option to purchase up to 217,500 [15% of the Firm Shares] additional shares from the Company to cover over-allotments.

and one-half percent (8.5%) of the number of Firm Shares sold hereunder (the "Purchase Option Stock").

                  The following terms, when used in this Agreement, shall have the meanings indicated: "Commission" means the Securities and Exchange Commission. "Effective Date" means each date that the Registration Statement or any post-effective amendment or amendments to the Registration Statement became or become effective. "Exchange Act" means the Securities Exchange Act of 1934, as amended. "Execution Time" means the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" means any preliminary prospectus referred to in Section 1(a) below with respect to the offering of the Stock, and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information (as defined below). "Prospectus" means the final prospectus containing the Rule 430A Information. "Registration Statement" means the registration statement referred to in Section 1(a) below, including exhibits and financial statements and schedules, in the form in which it has or shall become effective and, if any post-effective amendment thereto becomes effective before any Closing Date (as defined in Section 3), shall also mean such registration statement as so amended on such date. Each of the terms "Preliminary Prospectus", "Prospectus" and "Registration Statement" also includes documents incorporated therein by reference. Such terms shall also include Rule 430A Information deemed to be included therein at the Effective Date, as provided by Rule 430A. "Rule 424" and "Rule 430A" refer to such rules under the Securities Act of 1933, as amended (the "Securities Act"). "Rule 430A Information" means information with respect to the Stock and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rules" means the Rules and Regulations of the Commission.

         1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

                  (a) The Company meets the requirements for the use of Form SB-2 under the Securities Act, and has filed with the Commission a Registration Statement, including related preliminary prospectuses, on Form SB-2 (No. 333-12957) for the registration of the Stock under the Securities Act. The Company may have filed one or more amendments to the Registration Statement, including the related Preliminary Prospectuses, each of which has previously been furnished to you. The Company will next file with the Commission either, before effectiveness of the Registration Statement, a further amendment thereto (including the forms of final prospectuses) or, after effectiveness of the Registration Statement, final prospectuses in accordance with Rules 430A and 424(b)(1) or (4). As filed, such amendment and forms of final prospectuses, or such final prospectuses, shall include all Rule 430A Information and, except to the extent you agree in writing to a modification shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you in writing, prior to the Execution Time, will be included or made therein.

                  (b) Each Preliminary Prospectus, when filed, complied and conformed in all material respects with the applicable requirements of the Securities Act and the Rules and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Commission has not issued any order suspending or preventing the use of any Preliminary Prospectus. On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b), and on each Closing Date, the Prospectus (and any supplements thereto) will, comply and conform in all material respects with the applicable requirements of the Securities Act and the Rules; on the Effective Date and each Closing Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on each Closing Date, the Prospectus (and any supplements thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to statements in or omissions from the information included under the caption "Underwriting" in the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter, directly or through you, specifically for inclusion in the Registration Statement (which, without limitation of the foregoing, specifically excludes the last paragraph of "Underwriting").

                  (c) The accountants whose report appears in or is incorporated by reference into the Prospectus are independent accountants as required by the Securities Act and the Rules. The financial statements and schedules (including the related notes) included in the Registration Statement, any Preliminary Prospectus or the Prospectus, present fairly the financial condition, results of the operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with the Rules and generally accepted accounting principles applied on a consistent basis throughout the periods indicated, and all adjustments thereto necessary for a fair presentation of the results for such periods have been made. The financial and other information of the Company set forth in the Prospectus under the captions

         "Summary Consolidated Financial and Operating Data", "Dilution", "Capitalization", "Selected Consolidated Financial Data", and
         "Management's Discussion and Analysis of Financial Condition and Results of Operations" fairly present, on the basis stated in the Prospectus, the information included therein.

                  (d) The Company and each of its subsidiaries (the "Subsidiaries") have been duly organized and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority (corporate and other) to own or lease their respective properties and conduct their businesses as described in the Prospectus, and are duly qualified to do business and are in good standing in each jurisdiction in which such qualification is required except for such jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, results of operations, prospects, condition (financial or otherwise) or assets or properties of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

                  (e) The capitalization of the Company as of ________________, 1996 is as set forth under the caption "Capitalization" in the Prospectus, and the Common Stock conforms to the description thereof contained under the caption "Description of Securities" in the Prospectus. The Overallotment Option and the Purchase Option conform in all respects to statements with respect thereto contained in the Registration Statement and the Prospectus. The outstanding shares of Common Stock have been, the Stock (upon delivery and payment therefor in the manner described in this Agreement) will be, and the Purchase Option Stock (when issued pursuant to the Purchase Option) will be, duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and none of the shares of Common Stock have been and neither the Stock nor the Purchase Option Stock will be issued in violation of any preemptive or similar rights. There are no preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's Articles of Incorporation, Bylaws or other governing documents or any agreement or other instrument to which the Company is a party or by which it or any of its properties may be bound. Except as disclosed in the Registration Statement and the Prospectus and as otherwise previously approved by you with respect to options granted pursuant to the Company's 1996 Stock Option Plan, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of the Company as such relate to the authorized but unissued shares of capital stock of the Company and the shares of Common Stock held by the officers and directors of the Company. All outstanding options granted pursuant to the Company's 1996 Stock Option Plan were granted with exercise prices no less than the initial offering price to the public of the Stock. All of the outstanding shares of capital stock of each Subsidiary are owned directly or indirectly by the Company, free and clear of any claim, lien, encumbrance or security interest.

                  (f)      No  holder of any  security  of the  Company  has the
         right to have any security owned thereby included in the Registration Statement, or to demand registration of any security owned thereby, during the period ending 180 days after the date of this Agreement. Each director, officer, and existing five percent (5%) stockholder of the Company has delivered to the Representative such person's enforceable written agreement that such person will not, for a period of 180 days after the date of this Agreement, transfer or otherwise dispose of, or offer or contract to sell (including, without limitation, a short sale or a sale against the box), offer or otherwise dispose of, directly or indirectly (except for transfers during such person's lifetime, or on death or by will or intestacy, to his or her immediate family or to a family trust; provided that such transferee shall agree in writing to the restrictions on transfer referred to in such agreement), whether pursuant to Rule 144, Rule 144A or Regulation S of the Commission under the Securities Act or otherwise, any Common Stock or any rights to purchase or acquire Common Stock or any securities convertible into or exchangeable for Common Stock, without your prior written consent.

                  (g) Except as disclosed in the Registration Statement and the Prospectus, since the most recent date as of which information is given in the Registration Statement and the Prospectus, (A) neither the Company nor any of the Subsidiaries have incurred any liability or obligation, direct or contingent, other than in the ordinary course of business or entered into any transactions which, individually or in the aggregate, is material to the Company and the Subsidiaries, taken as a whole; (B) there has not been any change in the capital stock of the Company, including but not limited to, any payment or declaration of any dividends or any other distribution with respect to any shares of the capital stock of the Company; and (C) there has not been any material adverse change in the business, results of operations, prospects, condition (financial or otherwise) or material assets or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business and whether or not covered by insurance.

                  (h)      Neither the Company nor any of the  Subsidiaries  is,
         nor with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery hereof or consummation of the transactions contemplated pursuant to this Agreement and the Purchase Option result in a violation of, or constitute a default under, or cause acceleration or give any party the right to cause acceleration of the Company's obligations under its Articles of Incorporation, Bylaws or other governing documents, or any agreement, indenture or other instrument to which the Company or any of the Subsidiaries is a party or by which it is bound, or to which any of their properties is subject, nor will the performance by the Company of its obligations pursuant to this Agreement and the Purchase Option (assuming compliance with all applicable state securities and Blue Sky laws) violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of the Subsidiaries. Except for permits and similar authorizations required under the Securities Act and the securities or Blue Sky laws of certain jurisdictions (such permits and authorizations having been obtained), no consent, approval, authorization or order of any court, governmental agency or body, financial institution or other person or entity is required in connection with the consummation of the transactions contemplated pursuant to this Agreement and the Purchase Option. Neither the Company nor any of the Subsidiaries is in violation of, or in default with respect to, any law, rule, regulation, writ, order, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, the violation of or default with respect to which, individually or in the aggregate, would have a Material Adverse Effect.

                  (i) The descriptions in the Registration Statement and the Prospectus of material contracts and other documents are accurate in all material respects and present fairly the information required to be disclosed under the Rules, and there are no contracts or other documents required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement under the Securities Act or the Rules which have not been so described or filed as required. Each material contract or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and to which reference is made in the Prospectus has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the parties thereto in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies; none of such contracts or instruments has been assigned by the Company and neither the Company nor, to the best knowledge of the Company, any other party is in default thereunder, which default would have a Material Adverse Effect, and, to the best knowledge of the Company, no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a default thereunder, which would have a Material Adverse Effect. None of the provisions of such contracts or instruments violates any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the

         Company or any of its assets or business, which violation would have a Material Adverse Effect.

                  (j) The Company has filed all federal, state, local and foreign tax returns that are required to be filed or has received valid extensions with respect thereto and has paid all taxes and all assessments to the extent that the same have become due. No tax assessment or deficiency has been made or proposed against the Company, nor has the Company received any notice of any proposed assessment or deficiency. The charges, accruals and reserves shown in the financial statements included in the Registration Statement and the Prospectus in respect of taxes for all fiscal periods to date are adequate based on current law. There is no unpaid assessment or proposal by any taxing authority for additional taxes for which the Company does not have adequate reserves for any fiscal year referenced in the Registration Statement and Prospectus.

                  (k)      With such  exceptions  as would  not have a  Material
         Adverse Effect, (A) the Company and each of the Subsidiaries are in compliance with all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants and there are no circumstances currently existing or reasonably foreseeable that may prevent or interfere with such compliance, and (B) there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any chemical, pollutants, contaminants, wastes, toxic substances, petroleum or petroleum products, that would result in the imposition of liability on the Company or any Subsidiary.

                  (l) Except as disclosed in the Registration Statement and the Prospectus, there is no litigation, arbitration, action, suit, proceeding or investigation before or by any court or by any public, regulatory or governmental agency, body or board, domestic or foreign, pending or, to the Company's knowledge, threatened or contemplated against, or involving the assets, properties or business of or otherwise affecting, the Company or any of the Subsidiaries which (A) if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (B) might prevent the consummation of the transactions contemplated by this Agreement. The aggregate of all pending legal, governmental and regulatory proceedings to which the Company or any Subsidiary is a party or which affect any of its properties and which are not described in the Registration Statement and the Prospectus, including, without limitation, ordinary routine litigation incidental to the business of the Company or any Subsidiary, could not reasonably be expected to have a Material Adverse Effect.

                  (m) The Company and each of the Subsidiaries hold all consents, authorizations, approvals, orders, certificates, licenses and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental authorities, self-regulatory organizations and courts and other tribunals, necessary to own, lease, license and use their respective properties and assets and to conduct their respective businesses in the manner described in the Prospectus, except to the extent that the failure to obtain or file the same would not have a Material Adverse Effect.

                  (n)      The  Company  and  each  of the  Subsidiaries  own or
         possess adequate licenses or other rights to use all patents, copyrights, trademarks, service marks, trade names, and applications therefor, and other know-how, proprietary knowledge, and similar intellectual property (collectively, "Intangibles") necessary for the conduct of their respective businesses, and as described in the Registration Statement and the Prospectus. Neither the Company nor any Subsidiary has received any notice of infringement or conflict with (or knows of any infringement or conflict with) the asserted rights of others with respect to the Intangibles nor is it aware of any infringement by others of the Intangibles.

                  (o) The Company and each of the Subsidiaries have good and marketable title in fee simple to all items of real property and good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except as are disclosed in the Registration Statement and the Prospectus or as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or any of the Subsidiaries. Any real property or buildings held under lease by the Company or any of the Subsidiaries are held by it under valid, existing and enforceable leases.

                  (p) The Company and each of the Subsidiaries have insurance or indemnity agreements of the types and in the amounts adequate for their businesses and consistent with insurance or indemnity coverage maintained by companies of similar size and engaged in similar businesses, including, but not limited to, general liability insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against.

                  (q) No Subsidiary is prohibited, directly or indirectly, from paying any dividend to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loan or advances to such Subsidiary from the Company, or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary, except as described in the Prospectus.

                  (r) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company.

                  (s) The Stock is authorized for listing on the Nasdaq National Market System ("NMS") upon official notice of issuance.

                  (t) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the Purchase Option. This Agreement has been duly authorized, executed and delivered by the Company and constitutes, and the Purchase Option has been duly authorized and when executed and delivered as contemplated herein will constitute, valid and binding agreements of the Company, each enforceable against the Company in accordance with its terms. The Registration Statement and the filing of the Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

                  (u) Except as contemplated by this Agreement or as disclosed in the Prospectus, no person has the right to any payment (including, without limitation, any payment in the nature of a finder's fee) in connection with the sale of the Stock resulting from any acts of the Company.

                  (v) Except as disclosed in the Registration Statement and the Prospectus, no transaction has occurred between or among the Company or any of the Subsidiaries, on the one hand, and any of its officers or directors or any affiliate or affiliates of any such officer or director, on the other hand, that is required to be so disclosed, including, but not limited to, any outstanding loans, advances or guaranties of indebtedness by the Company to or for the benefit of any affiliates of the Company or any of the Subsidiaries, or any of the officers or directors of the Company, or any family member of any of them. Except for the loans disclosed in Note (6) to the Consolidated Financial Statements, any and all such loans shall be paid off as of the Closing Date for the Firm Shares.

                  (w) Neither the Company nor any officers, directors, employees or agents acting on behalf of the Company has at any time during the last five (5) years (A) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any contributions to any candidate for political office in accordance with any applicable statue, rule, regulation or ordinance requiring such disclosure, (B) made any payment to any local, state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (C) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which the Company sells or from which the Company or any of the Subsidiaries buys products for the purpose of influencing such agent or person to buy products from or sell products to the Company, or (D) engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company. No director or officer has been or is subject to any legal proceeding or limitation described in Regulation ss. 228.401 promulgated under the Exchange Act and required to be disclosed in the Registration Statement pursuant thereto which has not been so disclosed.

                  (x) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to reasonably ensure that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary in order the permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (y) All letters, filings or applications delivered or to be delivered by the Company or any of its directors or officers to the Commission or any state securities law administrator in connection with the issuance and sale of the Stock were, on the dates on which they were delivered, and will be, on the dates on which they are to be delivered, true, complete and correct in all material respects.

                  (z) Any certificates signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall also be deemed a representation and warranty of the Company to the Underwriters as to the matters covered thereby as of the date of such certificate. Any certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinions referred to in Section 6(g) will also be furnished to the Underwriters and counsel for the Underwriters and shall be deemed to be additional representations and warranties by the Company to the Underwriters as to the matters covered thereby as of the date of such certificate.

         2.       Purchase and Sale of Securities.

                  (a) On the basis of the representations, warranties, covenants and agreements contained in this Agreement, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each

         Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $ _______[reflecting a 7% Gross Discount] per share (the "Initial Price"), the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto.

                  (b) In addition, upon written notice from you to the Company not more than thirty (30) days after the date of the Prospectus, and on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Option Shares specified in such notice at the purchase price per share set forth in Section 2(a) in the same proportion as the number of Firm Shares set forth opposite such Underwriter's name in Schedule A hereto bears to the total number of Firm Shares (subject to adjustment by you to eliminate fractions). The Option Shares may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares. No Option Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Shares or any portion thereof may be surrendered and terminated at any time upon notice by you to the Company.

                  (c) On the basis of the representations, warranties, covenants and agreements contained in this Agreement, but subject to the terms and conditions herein set forth, the Company agrees to sell to you for an aggregate price of $100.00 (for your own account and not as Representative of the several Underwriters), on the First Closing Date, an option to purchase up to 123,250 shares of Common Stock at a price per share equal to 120% of the initial offering price to the public (referred to herein as the "Purchase Option").

                  (d) The Purchase Option will be exercisable at any time and from time to time on or after the first anniversary of the date of this Agreement up to the fifth anniversary hereof. Each Purchase Option shall be substantially identical to the form of Purchase Option filed as an exhibit to the Registration Statement.

         3.       Delivery of and Payment for Stock.

                  (a) Delivery by the Company of the Firm Shares to you for the respective accounts of the Underwriters and payment for the Firm Shares shall be made at 7:00 am., Arizona time, on the third (3rd) full business day following the first date that Stock is traded (unless postponed pursuant to Sections 8 or 9 hereof), such time and date of delivery being referred to herein as the "First Closing Date", at the offices of HD Brous & Co., Inc., 1700 North Central Avenue, Suite 1250, Phoenix, Arizona 85004 or such other place as may be agreed upon among the

         Representative and the Company. Payment of the purchase price for the Firm Shares shall be by certified or official bank check or checks or wire transfer payable to the Company in next day funds. If the Representative so elects, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depositary Trust Company designated by the Representative.

                  (b) In the event the Overallotment Option is exercised, delivery by the Company of the Option Shares to you for the respective accounts of the Underwriters and payment for the Option Shares shall be made at the offices of HD Brous & Co., Inc. specified in paragraph (a) of Section 3 at the time and on the date (which may be the same date as, but in no event shall be earlier than, the First Closing Date) set forth in the notice referred to in Section 2(b) hereof (such time and date of delivery being referred to herein as the "Second Closing Date") or such other place as may be agreed upon among the Representative and the Company. Payment of the purchase price for the Option Shares shall be by certified or official bank check or checks or wire transfer payable to the Company in next day funds. The First Closing Date and the Second Closing Date are collectively referred to herein as the "Closing Date."

                  (c) Certificates evidencing the Stock shall be registered in such names and shall be in such denominations as you shall request at least two full business days prior to the First Closing Date or, in the case of Option Shares, prior to the Second Closing Date and shall be made available to you for checking and packaging, at such place as is designated by you, not later than 9:30 a.m. on the business day immediately preceding the First Closing Date or, in the case of Option Shares, the Second Closing Date.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Stock for sale to the public as set forth in the Prospectus.

         5. Certain Agreements of the Company. The Company agrees with each Underwriter that:

                  (a) The Company will use its best efforts to cause the Registration Statement, and any amendment thereof, if not effective at the Execution Time, to become effective as promptly as possible. If the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule
         424(b), the Company will file the Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you (i) when the Registration Statement shall have become effective, (ii) when any amendment thereof shall have become effective, (iii) of any request by the Commission for any amendment or supplement of the Registration

         Statement or the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction or the initiation or threatening of such stop order or suspension and, if issued, to obtain as soon as possible its withdrawal. The Company will not file any amendment to the Registration Statement or supplement to the Prospectus without your prior consent, provided that such consent shall not be unreasonably withheld. The Company will prepare and file with the Commission, promptly upon your request, any amendment to the Registration Statement or supplement to the Prospectus that may be necessary or advisable in connection with the distribution of the Stock by you, and use its best efforts to cause the same to become effective as promptly as possible.

                  (b) The Company shall, during the period of time when a prospectus relating to the Stock is required to be delivered under the Securities Act and the Rules, comply with all requirements imposed by the Securities Act and the Rules so far as is necessary to permit the continuance of sales of or dealings in the Stock in accordance with the provisions hereof and of the Prospectus. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Stock may be sold, both in connection with the offering or sale of the Stock and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur as a result of which, in the opinion of counsel to the Company or counsel to the Underwriters, the Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the opinion of counsel to the Company or counsel to the Underwriters, it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules or any other applicable law, the Company shall so notify you promptly and, at its expense, forthwith prepare and duly file with the Commission an appropriate amendment or supplement to the Prospectus (in form and substance reasonably satisfactory to you and counsel to the Underwriters) which shall correct such statement or omission or which shall effect such compliance, and the Company shall use its best efforts to have any such amendment or supplement declared effective as soon as possible.

                  (c) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders in the manner contemplated by Rule 158(b) of the Securities Act an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the Effective Date complying with the provisions of
         Section 11(a) of the Securities Act. For purposes of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

                  (d) The Company will furnish to you copies of the Registration Statement (two of which will be signed and will include all exhibits), each Preliminary Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you reasonably request.

                  (e) The Company will cooperate with the Underwriters and counsel to the Underwriters to arrange for the qualification of the Stock for sale under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution of the Stock, except that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process or to subject itself to taxation for doing business in any jurisdiction.

                  (f) The Company will cause the Stock to be listed on the NMS and will comply with all registration, filing and reporting requirements of the Exchange Act and the NMS that may from time to time apply to the Company. The Company will use its best efforts to keep the Stock listed on the NMS for not less than five (5) years, provided, that such listing shall not be required if the Stock is listed on the American Stock Exchange or the New York Stock Exchange.

                  (g) The Company (i) will apply net proceeds from the offering received by it in the manner set forth under "Use of Proceeds" in the Prospectus, subject to the qualifications set forth therein, and in no event shall any proceeds be used to repay any indebtedness to any officer, director or five (5%) shareholder, or affiliate thereof, and
         (ii) will file Form SR in conformity with the requirements of the Securities Act and the Rules.

                  (h) The Company shall not file any amendment or supplement to the Registration Statement or Prospectus at any time prior to, or during the period ending on the date one year after, the effective date of the Registration Statement, unless such filing shall comply with the Securities Act and unless you shall previously have been advised of such filing and furnished a copy thereof and you and counsel to the Underwriters shall not have objected to such filing within five business days of receipt thereof.

                  (i) Until five years after the date of this Agreement, the Company will furnish to you and, upon request, to each of the other Underwriters, without charge, as soon as available, (i) copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, (ii) copies of each annual or other report it shall be required to file with the Commission (including the Report on Form SR required by Rule 463 of the Rules), and (iii) from time to time, such other information concerning the Company as you, or such other Underwriters, may reasonably request.

                  (j) Whether or not this Agreement becomes effective or is terminated or the sale of the Stock to the Underwriters is consummated, the Company shall pay or cause to be paid (A) all costs and expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Stock and the Purchase Option Stock, (B) all fees, costs and expenses including, without limitation, fees and expenses of the Company's accountants and counsel in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus as amended or supplemented and the printing, delivery and shipping of this Agreement and other underwriting documents, including Underwriters' Questionnaires, Underwriters' Power of Attorney, Blue Sky Memoranda, Agreements Among Underwriters and Selected Dealer Agreements and any letters transmitting the offering material to selling group members (including costs of mailing and shipment), (C) all costs, filing fees, and expenses in connection with the registration or qualification of the Stock for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 5(e) herein, including the fees and disbursements of counsel to the Underwriters not to exceed $25,000 in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary, supplementary and final Blue Sky Memoranda, (D) the filing fee of the National Association of Securities Dealers, Inc. ("NASD") and the fees and disbursements of counsel to the Underwriters in connection with and clearance of the offering of Stock with the NASD, (E) any applicable NMS listing fees,
         (F) the cost of printing certificates representing the Stock and the Purchase Option Stock, (G) the cost and charges of any transfer agent or registrar, (H) the costs of furnishing (including costs of shipping and mailing) to you and to the Underwriters of copies of all reports and information required by Section 5(i) hereof, (I) costs of inclusion of the Stock for quotation on the NMS, (J) tombstone advertising costs,
         (K) all transfer taxes, if any, with respect to the sale and delivery of the Stock and the Purchase Option Stock by the Company to the Underwriters, (L) all
         costs associated with the Company's marketing of the Stock, including any presentation, travel, slides, hotel, charges for meeting rooms relating to the road show, and other costs of the Company in connection with the offering, (M) the cost of preparing bound volumes of the documents relating to the public offering of Common Stock contemplated hereby, and (N) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section.

                  (k)      In addition to its other  obligations  under  Section
         5(j) hereof, the Company will pay to you, individually and not in your capacity as Representative, a nonaccountable expense allowance equal to one-quarter of one percent (.25%) of the initial public offering price of the Stock to the public. The nonaccountable expense allowance with respect to the Firm Shares shall be paid to you on the Closing Date and the nonaccountable expense allowance with respect to the Option Shares shall be paid to you on the closing of the sale to you of such Option Shares. The Company has previously paid to you a fee of $10,000 (the "Deposit") which shall be credited to this nonaccountable expense allowance. If the sale of the Stock is not completed for any reason, including your failure to complete the offering contemplated by this
         Agreement (except if the Company prevents such completion or if your failure to complete the offering is the result of the breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement), you agree to return the Deposit, less actual out-of-pocket expenses incurred. If the offering is not completed because the Company prevents such completion or because of a breach by the Company of any representations, warranties, covenants or agreements in this Agreement, upon your delivery to the Company or the Company's delivery to you of a notice of termination of the offering contemplated by this Agreement, you shall retain the Deposit, and in addition, the Company shall pay you for any and all of your expenses, including legal fees (not to exceed $40,000) incurred in connection with the offering.

                  (l) In addition to its other obligations under Section 7(a) hereof, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 7(a) hereof, it will reimburse the Underwriters on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return such payment to the Company.

                  (m) So long as the Company's Common Stock is registered under the Exchange Act, the Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

                  (n) For at least five years after the date of this Agreement, the Company will use its best efforts to maintain insurance of the types and in the amounts that it deems adequate for its business and consistent with insurance coverage maintained by companies of similar size and engaged in similar businesses, including, but not limited to, general liability insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against.

                  (o) For a period of six (6) months following the Effective Time, the Company will not register under the Securities Act, offer, sell, contract to sell or otherwise dispose of any additional shares of its Common Stock or any security convertible into or exchangeable for its Common Stock without your prior written consent, except issuances by the Company pursuant to the exercise of stock options granted under the 1996 Stock Option Plan described in the Prospectus. For a period of one year following the Effective Time, the Company will not adopt any new stock-based plan or compensation arrangements or increase the number of shares available for issuance under its 1996 Stock Option Plan, except with your prior written consent.

                  (p) The Company agrees that you (for your own account and not as the Representative of the several Underwriters) shall have for a period of two (2) years from the Effective Date the right to purchase for your account or to sell for the account of the Company, its Subsidiaries or any of the Company's executive officers and directors or five percent (5%) stockholders (collectively, the "Affiliates") any securities with respect to which the Company or any of the Affiliates may seek a public offering of the Company's securities pursuant to a registration under the Securities Act or otherwise (including a sale pursuant to Rule 144 of the Securities Act) or a private offering of the Company's securities. The Company and the Affiliates will consult with you with regard to any such offering and will offer you exclusively the opportunity to purchase, sell, or act as underwriter or placement agent for the purchase or sale of any such securities on terms no less favorable to the Company or the Affiliates, as the case may be, than they can secure elsewhere. If you fail to accept in writing such proposal for the financing made by the Company or the Affiliates, as the case may be, within twenty (20) business days (two
         (2) business days with respect to proposed sales under Rule 144) after receipt of a notice containing such proposal, then you shall have no further claim or right with respect to the financing proposal contained in such notice. If, thereafter, such proposal is modified in any material respect, the

         Company or the Affiliates, as the case may be, shall adopt the same procedure as with respect to the original proposal. If you do not avail yourself of such opportunity to act as underwriter or placement agent, you will forfeit any preferential rights for future financings. The Company and the Affiliates acknowledge that violation of the rights set forth in this Section 5(p) would cause irreparable harm to you, and agree that you shall be entitled to injunctive relief to prevent any violation of the provisions of this Section 5(p). The Company represents and warrants that no other person or entity has any rights to participate in any offer, sale or distribution of securities with respect to which you shall have preferential rights except as provided in this Section 5(p). You may exercise the right of first refusal granted pursuant to this Section 5(p) either on your own behalf or together with another firm or firms designated in writing by you.

                  (q) The Company agrees that it will use its best efforts, including the efforts of you if offered, to obtain key person life insurance on the lives of such persons as you may reasonably designate. Such key person life insurance will be payable to the Company and the Company will use its best efforts to keep such insurance in force for a minimum of period of either three (3) years from the Effective Date of the Registration Statement or the respective initial terms of the employment agreements between the Company and such persons, whichever period is longer.

                  (r)      Commencing  prior to the  filing of the  Registration
         Statement and for at least two (2) years after the Effective Date, the Company will maintain at least three (3) independent directors reasonably acceptable to you on the Company's board of directors ("Board") if the Board consists of six (6) or less directors (or four
         (4) such directors if the Board is comprised of seven (7) to ten (10) directors). In the event the Board appoints committees thereof, at least one (1) independent director shall be a member of each such committee.

                  (s)      If at any time  during  the  ninety  (90) day  period
         after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, if reasonably requested by you, forthwith prepare, and, if permitted by law, disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

         6. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Shares and the Option Shares, as the case may be, at any Closing Date, and the other obligations of the Underwriters hereunder will be subject to the accuracy of the representations and warranties on the part of the Company, both at the Execution Time and at and as of each Closing Date, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the timely performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Registration Statement shall have become effective (or, if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, such post-effective amendment shall have become effective) not later than 2:00 pm. Arizona time, on the date of this Agreement or at such later date and time as you may approve in writing, and at each Closing Date.

                  (b) No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been made or shall be in effect and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings for the issuance of such an order shall have been initiated or threatened by the Commission or any Blue Sky or other securities authority of any jurisdiction, and any request on the part of the Commission or any Blue Sky or other securities authority of any jurisdiction for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to you and complied with to the reasonable satisfaction of you and counsel to the Underwriters.

                  (c) Neither the Registration Statement nor the Prospectus shall contain an untrue statement of fact which is material or shall omit to state a fact which, in your opinion, is material or is required to be stated therein or is necessary to make the statements therein not misleading.

                  (d) At the Execution Time and at each Closing Date, you shall have received a letter, dated the date of delivery thereof, of KPMG Peat Marwick LLP addressed to the Company and the Underwriters, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published Rules and stating in effect that:

                           (i) In their opinion the financial statements and schedules examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules;

                           (ii) In their opinion, the amounts under the headings "Summary Consolidated Financial and Operating Data", "Dilution",

                  "Capitalization", "Selected Consolidated Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations", and "Business" included in the Registration Statement and the Prospectus, to the extent derived from the audited and unaudited financial statements of the Company, agree with the corresponding amounts in the audited and unaudited financial statements of the Company from which such amounts were derived;

                           (iii) On the basis of a reading of the amounts included in the Registration Statement and the Prospectus, carrying out certain procedures (not constituting an examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Company and certain other information, inspection of the minutes of the meetings of the stockholders and the Board of Directors of the Company, inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to the date of the latest audited financial statements included in the Registration Statement and the Prospectus and such other inquiries and procedures as may be specified in such letter, nothing came to their attention which caused them to believe that:

                                    A.  any   unaudited   statement  of  income,
                           balance sheet, statement of changes in stockholders' equity or statement of cash flows of the Company is not in conformity with generally accepted accounting principles applied on a basis consistent with that for the audited financial statements as of, and for the two (2) years ended, January 31, 1996, or that any such unaudited statements included in the Registration Statement and the Prospectus do not comply in all material respects with the applicable accounting requirements of the Securities Act, except as permitted by the staff of the Commission;

                                    B. any  unaudited  statement  of income data
                           and balance sheet data of the Company included in the Registration Statement and the Prospectus do not agree with the corresponding items in the unaudited financial statements from which such data and items were derived, or that such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited financial statements as of, and for the two (2) years ended, January 31, 1996;

                                    C. as of a specified date not more than five
                           days prior to the date of delivery of such letter, there were any changes in the capital stock of the Company or any increase in the current liabilities (other than accounts payable and accrued liabilities) or long-term debt and capital lease obligations of the Company, or any decreases in working capital or in net assets or stockholders' equity of the Company, or any decreases or increases, as the case may be, in other items specified by you, in each case as compared with amounts shown on the Company's audited balance sheet as of January 31, 1996 and unaudited and pro forma balance sheets as of [July 31], 1996 included in the Registration Statement and the Prospectus; and

                                    D. for the period from [July 31],  1996 to a
                           specified date not more than five days prior to the date of delivery of such letter, there were any decreases in revenues or decreases in income before income tax provisions or the total or per share amounts of net income, or any decreases or increases, as the case may be, in other items specified by you, in each case as compared with comparable periods of corresponding length, except in each case for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur;

                           (iv) they have compared  specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Registration Statement and the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                  (e) You shall have received from KPMG Peat Marwick LLP a letter addressed to the Company and made available to you for the use of the Underwriters stating that in planning and performing their audit of the audited financial statements included or incorporated by reference in the Registration Statement, they noted no matters involving the Company's internal controls that they consider to be material weaknesses.

                  (f) After the execution and delivery of this Agreement, there shall not have occurred (i) any material loss to or interference with the businesses or properties of the Company from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, or, in your reasonable opinion, any material adverse change, or any development reasonably likely to result in a material adverse change (including, without limitation, a change in management or control of the Company) in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company or its subsidiaries; (ii) if trading in the Stock has been suspended by the Commission or trading generally on the NMS, New York Stock Exchange, Inc. or on the American Stock Exchange, Inc. has been suspended  or  limited,  or  minimum  or  maximum  ranges for prices of securities shall have been fixed, or maximum ranges for prices of securities have been required, by such exchanges or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental or regulatory authority; (iii) any banking moratorium declared by Federal or state bank authorities; (iv) any domestic or international event or act or occurrence that shall have materially disrupted, or in your reasonable opinion will in the future materially disrupt, the securities markets; (v) there shall have occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, inadvisable or impracticable to proceed with the offering; or
         (vi) there shall be such a material adverse change in the general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States as to make it, in your reasonable judgment, inadvisable or impracticable to market the Stock.

                  (g) On each Closing Date, you shall have received an opinion, dated such Closing Date, of Squire, Sanders & Dempsey, counsel for the Company to the effect that:

                           (i) The Company and each of the Subsidiaries have been duly incorporated and each is an existing corporation in good standing under the laws of its jurisdiction of incorporation, each with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and the Company and each of the Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which, to the knowledge of such counsel, the character or location of its assets or properties (whether owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for such jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. To the knowledge of such counsel, as of the date of such opinion, neither the Company nor any of the Subsidiaries has received any claim or notice from any official authority in any jurisdiction in which the Company or any of the Subsidiaries is not qualified to do business in the effect that the Company or any of the Subsidiaries is required to be so qualified;

                           (ii) The Company and each of the Subsidiaries have all requisite corporate power and authority and, to the knowledge of such counsel, all necessary Permits of and from all public, regulatory or governmental officials and bodies (domestic and foreign), to (A) own, lease, license and operate their respective assets and properties and conduct their respective businesses as now being conducted and as described in the Registration Statement and the Prospectus, and (B) execute and deliver this Agreement and issue the Purchase Option, perform its obligations under this Agreement and the Purchase Option, and issue and sell the Stock and the Purchase Option Stock. To the knowledge of such counsel, there are no proceedings pending or threatened, relating to the revocation or modification of any such Permit nor, to the knowledge of such counsel after due inquiry, has any event occurred which allows or which, with notice or lapse of time or both, would allow) revocation or termination of any such Permit or which would result in any other impairment of the rights of the holder of any such Permit;

                           (iii)    Each of  this  Agreement  and  the  Purchase
                  Option has been duly and validly authorized, executed and delivered by or on behalf of the Company and (except as to rights to indemnity for violations of federal securities laws, as to which counsel need not express any opinion) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies;

                           (iv) All of the issued and outstanding shares of Common Stock have been, and the Firm Shares and the Option Shares, if any, to be sold by the Company under this Agreement, when delivered and paid for in accordance with the terms of the Underwriting Agreement will be, duly and validly authorized and issued and fully-paid and nonassessable, with no personal liability attaching to the ownership thereof, and to such counsel's knowledge, will not be issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase Common Stock. The authorized, issued and outstanding capital stock of the Company conforms in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus. The form of certificate used to evidence the Stock is in due and proper form and complies with Nevada law. The Purchase Option Stock has been duly authorized and reserved for issuance and, when issued and delivered in accordance with the terms of the Purchase Option, will be duly and validly issued and fully-paid and nonassessable, with no personal liability attaching to the ownership thereof, and to such counsel's knowledge, will not be issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase Common Stock. The Stock and Purchase Option Stock have been approved for listing on the NMS. Except as described in the Registration Statement and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restrictions upon the voting or transfer of, any shares of Common Stock under the Company's Articles of Incorporation or ByLaws, any statute, rule or regulation, or, to the knowledge of such counsel, any other agreement, permit, judgment, decree, order or instrument to which the Company is a party or by which the Company is bound;

                           (v) None of (A) the execution, delivery and performance of this Agreement or the Purchase Option, (B) the consummation of the transactions contemplated by this Agreement or the Purchase Option, including, without limitation, the issuance, sale and delivery of the Firm Shares, Option Shares or Purchase Option Stock, if any, to be sold by the Company or (C) compliance with the terms and provisions of this Agreement and the Purchase Option will (1) conflict with or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or require consent or waiver under, or result in the creation or imposition of any lien, charge, encumbrance, security interest, claim or other restriction of any nature whatsoever upon any property or assets of the Company, pursuant to the terms of any indenture, mortgage, deed of trust, note or other agreement, instrument or Permit of which such counsel is aware and to which the Company is party or by which the Company or any of its properties, assets or business thereof may be bound or (2) violate or conflict with any provisions of the Articles of Incorporation or Bylaws of the Company, or any judgment, decree, order, statute, rule or regulation of any court or, to the knowledge of such counsel, of any Permit public, governmental or other regulatory agency or body having jurisdiction over the Company or its properties or assets.

                           (vi) To the knowledge of such counsel, the Company is not in breach or violation of any term or provision of its Articles of Incorporation or Bylaws, or any indenture, mortgage, deed of trust, note or other agreement or instrument, or any Permit, judgment, decree, statute, rule or regulation;

                           (vii)    The Registration Statement,  the Preliminary
                  Prospectus and the Prospectus and each amendment or supplement thereto (except for the financial statements and schedules and other financial and statistical data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules;

                           (viii) To such counsel's knowledge, all contracts, agreements and other documents required to be described in or filed as exhibits to the Registration Statement or the Prospectus have been so described or filed as exhibits to the Registration Statement and the Prospectus, or an amendment or supplement thereto;

                           (ix) The Registration Statement is effective under the Securities Act, and any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To such counsel's knowledge, no order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereof, has been issued and no proceedings therefor have been instituted or are pending or threatened or contemplated;

                           (x) To such counsel's knowledge, there is no litigation, arbitration, action, suit or governmental or other proceeding or investigation before or by any court or before or by any public, regulatory or governmental agency or body, domestic or foreign, pending or threatened against, or involving the assets, properties or business of, the Company or any of the Subsidiaries which is not properly described in the Registration Statement and the Prospectus and which (A) is required to be disclosed in the Registration Statement or the Prospectus, (B) if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (C) might prevent the consummation of this Agreement or the Purchase Option;

                           (xi) To such counsel's knowledge, there is no person holding any right to require or participate in the registration under the Securities Act of the Common Stock to be effected by the Registration Statement, the rights of which have not been satisfied or waived in their entirety with respect to such registration;

                           (xii)    To the extent that the statements  contained
                  in the Prospectus under the headings "Risk Factors", "Business," "Management," "Description of Securities," and statements contained elsewhere in the Prospectus refer to opinions of such counsel or matters of law or purport to summarize the provisions of statutes, regulations, contracts, agreements or other documents, such statements have been reviewed by such counsel and are correct in all material respects (except that such counsel need express no opinion as to the completeness of such statements);

                           (xiii) The Company is not, and following the transactions contemplated by this Agreement will not be, subject to regulation as an investment company under the Investment Company Act of 1940, as amended;

                           (xiv) Such counsel has no reason to believe that the offer and sale of all securities of the Company made within the last three years as set forth in Item 26 of the Registration Statement were not exempt from the registration requirements of the Securities Act, pursuant to the provisions set forth in such Item, and from the regulation or qualification requirements of all relevant state securities laws.

                  In rendering the foregoing opinion, counsel may state that such opinion is limited to federal and applicable state law, which shall include the laws of Arizona and the general corporate laws of Nevada and New Mexico, and rely, as to matters of fact, upon certificates of responsible officers of the Company and on certificates of public officials, and may base its opinion upon such reasonable investigations and assumptions as shall be set forth in such opinion. The opinion of such counsel for the Company shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Representatives and counsel for the Representatives at which the contents of the Registration Statement and related matters were discussed and, although such counsel has not independently verified, is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, no facts have come to the attention of such counsel that lead it to believe that the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of the Closing Date includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not comment as to the financial statements and other financial or statistical data included in the Registration Statement, and the Prospectus or the exhibits to the Registration Statement).

                  (h) On each Closing Date, you shall have received from Snell & Wilmer L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Stock, the Registration Statement, the Prospectus and other related matters as you may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (i) On each Closing Date, you shall have received a certificate, dated such Closing Date, of the President and the principal financial officer of the Company, in which such officers shall state that the representations and warranties of the Company in this Agreement are true and correct on and as of the date of this Agreement and such Closing Date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or before such Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such officers, no proceedings for that purpose have been instituted or are contemplated by the Commission and that, after the date of the most recent financial statements in the Prospectus, there has been no change in the financial position or results of operation of the Company and its Subsidiaries except as set forth in or contemplated by the Prospectus, which would have a Material Adverse Effect.

                  (j) On each Closing Date, you shall have received a letter, dated such Closing Date, of KPMG Peat Marwick LLP that meets the requirements of subsection (d) of this Section, except that the specified date referred to in such subsection will not be more than five days before such Closing Date for purposes of this subsection.

                  (k) You shall have received an agreement from each director, officer and 5% stockholder of the Company, in form and substance reasonably satisfactory to you, that such director, officer and security holder will not offer, sell, pledge, hypothecate or otherwise dispose of (including any short sale or sale against the box), whether publicly, privately pursuant to Rule 144, 144A or Regulation S, any shares of the Company's Common Stock or any security convertible into or exchangeable for such Common Stock without your prior written consent for six (6) months after the Effective Time.

                  (l) The Purchase Option shall have been issued and sold to you as provided hereunder.

                  (m) As of the Effective Date, the Stock shall have been authorized for quotation on the NMS upon official notice of issuance and registered under Section 12(g) of the Exchange Act.

         The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all respects reasonably satisfactory in form and substance to you and your counsel, you may cancel this Agreement and all obligations of the Underwriters hereunder at, or at any time prior to, any Closing Date. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

         7.       Indemnification and Contribution.

                  (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act, the Exchange Act or otherwise (including, without limitation, all costs of investigating, disputing or defending any such claim or action or any amount paid in settlement thereof), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) the breach of any representation or warranty, covenant or agreement of the Company in any document delivered hereunder (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any application or other document or communication executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the Commission or any securities exchange, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iv) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Stock produced by the Company, indluding without limitation, slides, videos, film and tape recordings, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such losses, claims, damages, liabilities or actions as such expenses are incurred; provided, however, that the Company will not be liable in any such case
         (i) to the extent that any such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the information included under the heading "Underwriting" in the Prospectus in reliance upon and in conformity with written information furnished to the Company by you or by or on behalf of any Underwriter through you specifically for inclusion therein; or (ii) with respect to any Preliminary Prospectus, to the extent that any such losses, claims, damages or liabilities are asserted by a purchaser of Stock who was not sent or given by any Underwriter seeking indemnity hereunder a copy of the Prospectus (as then amended or supplemented), if such Underwriter was required by law to have delivered such Prospectus to such person at or prior to the written confirmation of the sale of Stock to such person, and the Prospectus would have cured the defect giving rise to such loss, claim, damage or liability.

                  (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission from the information included under the heading "Underwriting" in the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter, directly or through you, specifically for use therein (exclusive of the last paragraph thereof), and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such losses, claims, damages, liabilities or actions as such expenses are incurred, and provided, further, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the discount received by the Underwriter in the offering.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect is to be made against the indemnifying party under subsection (a), or (b) above, notify the indemnifying party of the commencement thereof, enclosing a copy of all papers served, but the omission so to notify such indemnifying part of any such action, suit or proceeding shall not relieve such indemnifying party from any liability that such indemnifying party may have to any indemnified party otherwise than under this Section 7 except to the extent materially prejudiced by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action or that there may be defenses available to the indemnified party that are not available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement for any action, suit, proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in subsection 7(a), (b) or (c) above is due in accordance with its terms but for any reason is held to be unavailable from the Company, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses (including, without limitation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit, proceeding or litigation, or any claim, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company who may also be liable for the contribution) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters, on the other, from the offering of the Stock or, if such allocation is not permitted by applicable law, then each party shall contribute to amounts paid or payable to the other parties in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as (a) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to (b) the underwriting discounts received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, on the one hand, or the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company, on the one hand, or the Underwriters, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
         Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7(d), (i) in no case shall any Underwriter (except as otherwise agreed among the Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter hereunder and
         (ii) the Company shall be liable and responsible for any amount in excess of such underwriting discount; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation such party or parties may have hereunder or otherwise than under this Section 7(d). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent, which shall not be unreasonably withheld. The Underwriters' obligations to make contributions pursuant to this Section 7(d) are several in proportion to their respective underwriting commitments and not joint.

                  (e) The obligations of the Company under this Section shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act. The obligations of the Underwriters under this Section shall be in addition to any liability the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each person named as a director nominee in the Prospectus, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

                  (f) It is understood that the indemnifying party shall, in connection with any one action, suit, or proceeding or separate but substantially similar or related actions, suits, or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all indemnified parties not having actual or potential differing interests among themselves, which firm shall be designated by a majority of such indemnified parties.

         8.       Default by the Company.

                  (a) If the Company shall fail on the First Closing Date or, if any Option Shares are to be purchased, the Second Closing Date, as the case may be, to sell and deliver the number of Firm Shares or Option Shares, as the case may be, which the Company is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter.

                  (b)      In the event of a default by the  Company  under this
         Section 8, the Underwriters shall have the right to postpone the First Closing Date or, if any Option Shares are to be purchased, the Second Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

                  (c) No action taken pursuant to this Section 8 shall relieve the Company from any liability, if any, in respect of such default.

         9. Substitution of Underwriters. If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under Sections 8 or 10 hereof) to purchase on any Closing Date the shares of Stock agreed to be purchased on such Closing Date by such Underwriter or Underwriters, you may find one or more substitute underwriters to purchase such Stock or make such other arrangements as you may deem advisable or one or more of the remaining Underwriters may agree to purchase such Stock in such proportions as may be approved by the Representative, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date:

                  (a) If the number of shares of Stock to be purchased by the defaulting Underwriters on such Closing Date shall not exceed 10% of the Stock that all the Underwriters are obligated to purchase on such Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, however, that in no event shall the maximum number of shares of Stock that any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by more than one-ninth of such number of shares without the written consent of such Underwriter, or

                  (b) If the number of shares of Stock to be purchased by the defaulting Underwriters on such Closing Date shall exceed 10% of the Stock that all the Underwriters are obligated to purchase on such Closing Date, then the Company shall be entitled to an additional business day within which it may, but is not obligated to, find one or more substitute Underwriters reasonably satisfactory to you to purchase such shares of Stock upon the terms set forth in this Agreement.

         In any such case, either you or the Company shall have the right to postpone the applicable Closing Date for a period of not more than seven business days in order that necessary changes and arrangements including any necessary amendments or supplements to the Registration

Statement or Prospectus) may be effected by you and the Company, and the Company agrees to prepare and file promptly any amendment or supplement to the Registration Statement or the Prospectus which in the opinion of counsel to the Underwriters may thereby be made necessary. If the number of shares of stock to be purchased on such Closing Date by such defaulting Underwriter or Underwriters shall exceed 10% of the shares of Stock that all the Underwriters are obligated to purchase on such Closing Date, and none of the nondefaulting Underwriters or the Company shall make arrangements pursuant to this Section 9 within the period specified for the purchase of the shares of Stock that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the Shares to be purchased on such Closing Date without liability on the part of any nondefaulting Underwriter to the Company and without liability on the part of the Company, except in both cases as otherwise provided for in Sections 5(j),
(k) and (l) and, 7, 8 and 11 hereof. The provisions of this Section shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 as if such party had originally been aparty to this Agreement and had been allocated the aggregate number of (i) such Stock actually purchased by such party as a result of its original commitment to purchase Stock, plus (ii) Stock purchased pursuant to this Section 9.

         10. Termination. The obligations of the several Underwriters to purchase the Stock may be terminated at any time prior to any Closing Date by notice to the Company from the Representative at any time if in the discretion of the Representative at or before any Closing Date, upon or prior to such date
(i) there shall have occurred any material loss to or interference with the businesses or properties of the Company from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, or any material adverse change, or any development which, in your reasonable opinion, is likely to result in a material adverse change (including, without limitation, a change in management or control of the Company) in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company or its subsidiaries; (ii) trading in the Stock has been suspended by the Commission or trading generally on the NMS, New York Stock Exchange, Inc. or on the American Stock Exchange, Inc. has been suspended or limited, or minimum or maximum ranges for prices of securities shall have been fixed, or maximum ranges for prices of securities have been required, by such exchange or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental or regulatory authority; (iii) any banking moratorium has been declared by Federal or state bank authorities; (iv) any domestic or international event or act or occurrence shall have occurred that shall have materially disrupted, or in your reasonable opinion will in the future materially disrupt, the securities markets generally;
(v) there shall have occurred any new outbreak or material escalation of hostilities or other calamity or crises the effect of which on the financial markets of the United State is such as to make it, in your reasonable judgment, inadvisable or impracticable to proceed with the offering; or (vi) there shall be such material adverse change in general financial, political or economic condition or the effect of international conditions on the financial markets in the United

States, in any such case as to make it, in your reasonable judgment, inadvisable or impracticable to market the Stock.

         11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Stock. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Stock by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed pursuant to Sections 5(j), (k) (subject to the limitations therein) and (l) and the respective obligations of the Company and the Underwriters pursuant to Sections 7 and 8 shall remain in effect, and if the Agreement is terminated after the First Closing Date, the representations and warranties in Section 1 and all obligations under Section 5 shall also remain in effect. If the purchase of Stock by the Underwriters is not consummated for any reason (other than a default by the Underwriters), the Company will reimburse the Underwriters for all out of pocket expenses including, but not limited to, such costs as telephone calls, courier service, copying, accommodations, travel and fees and disbursements for legal counsel.

         12. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona. If any action or proceedings shall have been brought by the Company or by any of the Underwriters in order to enforce any right or remedy under this Agreement or relating to or arising out of the transactions contemplated hereby, the Company and each of the Underwriters hereby consent to, and agree to submit to, the jurisdiction of the Superior Court of the State of Arizona for the County of Maricopa and of any United States federal court sitting in the City of Phoenix, and waive any claim of improper venue or forum non conveniens as to any such action or proceeding. The Company and each Underwriter hereby irrevocably agree that process in any such action or proceeding may be served in the manner provided by Arizona law for service on foreign corporations or other entities.

         13. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to HD Brous & Co., Inc., 1700 North Central Avenue, Suite 1250, Phoenix, Arizona 85004, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 150 Louisiana N.E., Albuquerque, New Mexico 87108, Attention: President; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

         14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives, successors and the officers and directors and controlling persons referred to in
Section 7, and no other person will have any right or obligation hereunder.

         15. Representation of Underwriters. You will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by you will be binding upon all of the Underwriters.

         16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                           Very truly yours,

                           BOWLIN OUTDOOR ADVERTISING & TRAVEL
                           CENTERS INCORPORATED



                           By:  ___________________________________
                                    Michael L. Bowlin
                           Title: Chairman of the Board, President and Chief Executive Officer

The foregoing  Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.


HD BROUS & CO., INC.


By:_________________________
Its:___________________________

For itself and for the other
several Underwriters listed in
Schedule A to the foregoing
Agreement

                                   SCHEDULE A



                                                                  Number of
                                                                   Shares
                                                                  of Stock
                                                                  ---------
HD Brous & Co., Inc.